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                                                                    Exhibit 4.27

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                          DANKA BUSINESS SYSTEMS PLC

                                 as Issuer of
                Zero Coupon Senior Subordinated Notes Due 2004





                                      and



                                 HSBC BANK USA

                           as Book-Entry Depositary





                           NOTE DEPOSITARY AGREEMENT



                         Dated as of           , 2001




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                               TABLE OF CONTENTS

                                   ARTICLE I
                    Definitions and Other General Provisions

SECTION 1.01.  Definitions...................................................  1
SECTION 1.02.  Rules of Construction.........................................  2

                                   ARTICLE II
                       Global Note, Depositary Interests

SECTION 2.01.  Deposit of the Global Note....................................  3
SECTION 2.02.  Book-Entry System.............................................  3
SECTION 2.03.  Registration of Transfer of Depositary Interests..............  4
SECTION 2.04.  Transfer and Exchange of Book-Entry Interests.................  4
SECTION 2.05.  Transfer of Global Note and Depositary Interests; Termination.  4
SECTION 2.06.  Cancellation..................................................  5
SECTION 2.07.  Payments in Respect of the Global Note........................  5
SECTION 2.08.  Changes in Principal Amount of the Global Note................  6
SECTION 2.09.  Record Date...................................................  6
SECTION 2.10.  Action in Respect of the Depositary Interests.................  7
SECTION 2.11.  Changes Affecting the Global Note.............................  8
SECTION 2.12.  Surrender of the Global Note..................................  8
SECTION 2.13.  Reports.......................................................  8
SECTION 2.14.  Additional Amounts............................................  8

                               ARTICLE III
                        The Book-Entry Depositary

SECTION 3.01.  Certain Duties and Responsibilities...........................  9
SECTION 3.02.  Notice of Default............................................. 10
SECTION 3.03.  Certain Rights of Book-Entry Depositary....................... 10
SECTION 3.04.  Not Responsible for Recitals or Issuance of Notes............. 12
SECTION 3.05.  Money Held in Trust........................................... 12
SECTION 3.06.  Compensation and Reimbursement................................ 12
SECTION 3.07.  Book-Entry Depositary Required; Eligibility................... 13
SECTION 3.08.  Resignation and Removal, Appointment of Successor............. 13
SECTION 3.09.  Acceptance of Appointment by Successor........................ 14
SECTION 3.10.  Merger, Conversion, Consolidation or Succession to Business... 15
SECTION 3.11.  Compliance with Letter of Representations..................... 15

                                ARTICLE IV
                         Miscellaneous Provisions

SECTION 4.01.  Notices to Book-Entry Depositary or Issuer.................... 16
SECTION 4.02.  Notice to the Depositary...................................... 17
SECTION 4.03.  Waiver of Notice.............................................. 17

                                   (i)
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SECTION 4.04.  Effect of Headings and Table of Contents...................... 17
SECTION 4.05.  Successors and Assigns........................................ 17
SECTION 4.06.  Separability Clause........................................... 17
SECTION 4.07.  Benefits of Agreement......................................... 17
SECTION 4.08.  GOVERNING LAW................................................. 17
SECTION 4.09.  Jurisdiction.................................................. 17
SECTION 4.10.  Counterparts.................................................. 18
SECTION 4.11.  Inspection of Agreement....................................... 18
SECTION 4.12.  Termination................................................... 18
SECTION 4.13.  Amendments.................................................... 18
SECTION 4.14.  Book-Entry Depositary To Sign Amendments...................... 19


                                     (ii)
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     THIS NOTE DEPOSITARY AGREEMENT is made as of the       day of
          , 2001 by and between DANKA BUSINESS SYSTEMS PLC, a public limited company organized under the laws of England and Wales (the "Issuer") and HSBC BANK USA, a banking corporation and trust company organized and existing under the laws of the State of New York, as book-entry depositary (the "Book-Entry Depositary").

                                   ARTICLE I
                    Definitions and Other General Provisions
                    ----------------------------------------

     SECTION 1.01. Definitions. Capitalized terms, unless specified herein, have the meanings assigned in the Indenture (as defined below). The following terms, as used herein, have the following meanings:

          "Additional Amounts" has the meaning set forth in Section 2.14 hereof.

          "Applicable Procedures" has the meaning set forth in Section 2.04 hereof.

          "Authorized Agent" has the meaning set forth in Section 4.09 hereof.

          "Book-Entry Depositary" means HSBC Bank USA or any successor thereto, or, in the event that HSBC Bank USA is succeeded as Book-Entry Depositary hereunder, the Person designated as its successor pursuant to Section 3.08 hereof.

          "Book-Entry Interest" means an indirect uncertificated beneficial interest in the Global Note held through the Depositary Interest.

          "Book-Entry Register" has the meaning set forth in Section 2.03 hereof.

          "Change of Control Offer" has the meaning set forth in the Indenture.

          "Corporate Trust Office" means the office of the Book-Entry Depositary in the Borough of Manhattan, The City of New York, from which at any particular time its corporate trust business shall be principally administered, which at the date hereof is located at 452 Fifth Avenue, New York, New York 10018.

          "Depositary" means DTC, or any successor, as the holder of the Depositary Interests as recorded on the Book-Entry Register.

          "Depositary Interest" means the uncertificated book-entry interest representing a 100% beneficial interest in the principal and premium, if any, on the underlying Global Note, and issued to the Depositary by the Book-Entry Depositary.

          "DTC" means The Depository Trust Company and its nominees.
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          "Event of Default" shall have the meaning set forth in the Indenture.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Global Note" means one or more global bearer bonds issued by the Issuer to the Book-Entry Depositary representing the total aggregate principal amount of the Notes.

          "Guarantors" means Danka Holding Company and Danka Office Imaging Company.

          "Holder" has the meaning set forth in Section 2.14 hereof.

          "Indenture" means the indenture dated as of           , 2001 among the
Issuer, the Guarantors and the Trustee relating to the Notes, as originally executed or as it may be supplemented, modified or amended from time to time.

          "Issuer" means Danka Business Systems PLC until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means such successor.

          "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Issuer by two Officers thereof.

          "Letter of Representations" means the Letter of Representations to DTC
dated as of           , 2001, from the Issuer, the Trustee and the Book-Entry
Depositary.

          "Luxembourg Paying Agent" means Banque Internationale Luxembourg S.A. and any successor paying agent or agents to Banque Internationale Luxembourg S.A. hereunder.

          "Net Proceeds Offer" shall have the meaning set forth in the Indenture.

          "Notes" means the $ . aggregate principal amount of the Issuer's Zero Coupon Senior Subordinated Notes due 2004 issued under the Indenture.

          "Participant" means, with respect to DTC, Euroclear or Clearstream, any Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

          "Paying Agent" means the Principal Paying Agent and the Luxembourg Paying Agent and any successor paying agent or agents hereunder.

          "Principal Paying Agent" means HSBC Bank USA and any successor paying agent or agents to HSBC Bank USA hereunder.

          "Registered Notes" means definitive Notes registered in the name of the holder thereof issued pursuant to the Indenture in substantially the form set forth in Article 2 of the Indenture.

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          "Taxes" has the meaning set forth in Section 2.14 hereof.

          "U.K. Tax Authority" has the meaning set forth in Section 2.14 hereof.

     SECTION 1.02. Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) "or" is not exclusive;

          (3) "including" means including without limitation; and

          (4) words in the singular include the plural and words in the plural include the singular.

                                  ARTICLE II
                       Global Note, Depositary Interests
                       ---------------------------------

     SECTION 2.01. Deposit of the Global Note. The Book-Entry Depositary hereby accepts custody of the Global Note from the Trustee and shall act as Book-Entry Depositary in accordance with the terms of this Agreement. The Book-Entry Depositary shall hold such Global Note at its Corporate Trust Office or at such place or places as it shall determine with the consent of the Issuer and shall issue the Depositary Interests in accordance with the Letter of Representations. In the event that the Issuer shall issue and execute, and the Trustee, upon the order of the Issuer, shall authenticate any additional Global Note, the Book-Entry Depositary shall hold each such Global Note at its Corporate Trust Office or at such place or places as it shall determine with the consent of the Issuer and shall issue the Depositary Interest in such Global Note to the Depositary in accordance with the Letter of Representations.

     SECTION 2.02. Book-Entry System. (a) Upon acceptance by DTC of the Depositary Interests for entry into its book-entry settlement system in accordance with the terms of the Letter of Representations, Book-Entry Interests shall be issued by DTC and traded through DTC's book-entry system, and ownership of such Book-Entry Interests shall be shown in, and the transfer of such ownership shall be effected only through, a book-entry system maintained by (i) DTC or its successors or (ii) Participants. DTC shall treat the holders of Book-Entry Interests and their successors as the absolute owners of the Depositary Interests for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, the Book-Entry Depositary or any agent of the Issuer, the Trustee or the Book-Entry Depositary from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Book-Entry Depositary and the Depositary and its Participants, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note or Depositary Interest.

          (b) The Depositary Interests shall be issuable only to DTC, or successors of DTC or their respective nominees. Except as provided in Section
2.05 hereof and Article 2 of the Indenture, no owner of beneficial interests in such Depositary Interests shall be entitled to receive a Registered Note on account of such beneficial interest, and such beneficial owner's

                                       3
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interest therein shall be shown only in accordance with the procedures of DTC as set forth in the Letter of Representations.

     SECTION 2.03. Registration of Transfer of Depositary Interests. (a) The Issuer appoints the Book-Entry Depositary as its agent to maintain at the Corporate Trust Office a register (the "Book-Entry Register") in which the Book-Entry Depositary shall (i) record the Depositary as the initial registered owner of the Depositary Interests and (ii) record the registration and transfer of the Depositary Interests. No Depositary Interest can be transferred unless such transfer is recorded on the Book-Entry Register. The Book-Entry Depositary shall not constitute the agent of the Issuer for any other purpose and, in particular, it shall not constitute the agent of the Issuer in relation to any payments it may make to owners of Depositary Interests, or to be authorized to undertake any obligations on behalf of the Issuer.

          (b) With respect to any Global Note, clause (a) of this Section 2.03 shall not (i) impose an obligation on the Book-Entry Depositary to record the interests in or transfers of Book-Entry Interests held by institutions that have accounts with DTC or its successors or Persons that may hold Book-Entry Interests through such institutions or (ii) restrict transfers of such Book-Entry Interests held by such institutions or Persons. The Book-Entry Depositary shall treat the Depositary or its nominee as the absolute owner of the Depositary Interests for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction over the Book-Entry Depositary.

     SECTION 2.04. Transfer and Exchange of Book-Entry Interests. The transfer and exchange of Book-Entry Interests shall be effected in accordance with this Agreement and, to the extent applicable, the procedures (the "Applicable Procedures") of the Depositary and the Book-Entry Depositary. A transferor of a Book-Entry Interest shall deliver a written order (which shall contain the information required by the Applicable Procedures and any additional information required by the Book-Entry Depositary) given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with a Book-Entry Interest and such account shall be credited in accordance with such instructions with a Book-Entry Interest and the account of the Person making the transfer shall be debited by an amount equal to the Book-Entry Interest being transferred.

     SECTION 2.05. Transfer of Global Note and Depositary Interests; Termination. The Book-Entry Depositary shall hold the Global Note in custody for the benefit of the Depositary. The Book-Entry Depositary shall not transfer or lend the Global Note or any interest therein except that (i) the Global Note may be exchanged or replaced pursuant to Sections 2.7 and 2.10 of the Indenture,
(ii) the Global Note may be delivered to the Trustee for cancellation pursuant to Section 2.14 of the Indenture and (iii) the Global Note may be transferred to a successor Book-Entry Depositary with the prior written consent of the Issuer. Notwithstanding the foregoing, the Depositary may not under any circumstances request the Book-Entry Depositary to surrender or deliver the Global Note.

     If the Book-Entry Depositary notifies the Issuer and the Trustee in writing under Section 3.08 hereof that it is unwilling or unable to continue as Book-Entry Depositary and no successor Book-Entry Depositary has been appointed by the Issuer within 90 days of such notification, then the Book-Entry Depositary shall promptly notify the Trustee and request the Trustee to

                                       4
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issue Registered Notes in such names and denominations as the Depositary shall specify in writing in accordance with Section 2.8 of the Indenture and the Book-Entry Depositary agrees that in such event it shall promptly surrender the Global Note to the Trustee in connection with such exchange and that such Global Note shall be canceled upon issuance of such Registered Notes.

     If DTC notifies the Issuer or the Book-Entry Depositary in writing that it or its nominee is unwilling or unable to continue as Depositary with respect to any or all of the Depositary Interests or if at any time it or its nominee is unable to or ceases to be a clearing agency under the Exchange Act and, in either case, a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Issuer within 90 days, then the Book-Entry Depositary shall promptly notify the Trustee and request the Trustee to issue Registered Notes with respect to the Global Note in such names and denominations as the Depositary shall specify in writing in accordance with Section 2.8 of the Indenture and the Book-Entry Depositary agrees that in such event it shall promptly surrender the Global Note to the Trustee in connection with such exchange and that such Global Note shall be canceled upon issuance of such Registered Notes.

     If at any time the Issuer, subject to and in compliance with Section 2.8 of the Indenture, determines that the Global Note should be exchanged, in whole but not in part, for Registered Notes, then the Issuer shall promptly notify the Trustee and the Book-Entry Depositary and request the Trustee to issue Registered Notes with respect to the Global Note in such names and denominations as the Depositary shall specify in writing in accordance with Section 2.8 of the Indenture and the Book-Entry Depositary agrees that in such event it shall promptly surrender the Global Note to the Trustee in connection with such exchange and that such Global Note shall be canceled upon issuance of such Registered Notes. In no event will definitive Notes in bearer form be issued.

     If an Event of Default occurs and is continuing, the Book-Entry Depositary shall, at the request of the Holder of a Depositary Interest, promptly deliver the Global Note to the Trustee and request that the Trustee exchange all or part of such Global Note for one or more Registered Notes registered as specified by the Holder and endorse Schedule A to such Global Note to reflect the reduction in principal amount of such Global Note resulting from such exchange; provided that the principal amount at maturity of such Registered Notes and of such Global Note after such exchange shall be $1,000 or integral multiples thereof.

     Upon the issuance of Registered Notes in exchange for the entire principal amount of Notes, this Agreement will terminate.

     SECTION 2.06. Cancellation. If the Global Note is surrendered for payment, or for redemption or purchase of Notes evidenced thereby or in exchange for Registered Notes, then such Global Note shall, if surrendered to any Person other than the Trustee notwithstanding the first paragraph of Section 2.05 hereof, be delivered to the Trustee for cancellation.

     SECTION 2.07. Payments in Respect of the Global Note. (a) Except for payments made pursuant to a Change of Control Offer or Net Proceeds Offer, whenever the Book-Entry Depositary shall receive from the Trustee (or other paying agent under the Indenture) any payment of the principal of, premium, if any, and Additional Amounts, if any, on the Global Note, such payments shall be distributed promptly to the Depositary on the payment date for the Global Note.

          (b) Whenever the Book-Entry Depositary shall receive from the Trustee (or other paying agent under the Indenture) any payment of the principal of, and premium, if any, on the Global Note pursuant to a Change of Control Offer or Net Proceeds Offer by the Issuer, the Book-Entry Depositary shall distribute such payment to the Depositary for the accounts of holders of Book-Entry Interests who elected to have Book-Entry Interests repurchased pursuant to such Change of Control Offer or Net Proceeds Offer.

          (c) So long as DTC or its nominee is the Depositary, payments pursuant to Section 2.07(a) and 2.07(b) hereof with respect to the Global Note shall be made in accordance with the Letter of Representations. In the event that DTC or its nominee shall cease to be the Depositary, such payments shall be made according to procedures agreed between the Book-Entry Depositary and the successor Depositary, which shall be reasonably satisfactory to the Issuer.

          (d) The Book-Entry Depositary shall forward to the Issuer or its agents at the Issuer's cost and expense such information from its records as the Issuer may reasonably request to enable the Issuer or its agents to file necessary reports with governmental agencies, and the Book-Entry Depositary, the Issuer or its agents may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for the Depositary or the holders of Book-Entry Interests.

     SECTION 2.08. Changes in Principal Amount of the Global Note. (a) In the event that the Issuer exercises any right of redemption in respect of any Notes constituting a part of the Global Note or purchases any Notes constituting a part of the Global Note pursuant to a Change of Control Offer or Net Proceeds Offer, the Book-Entry Depositary shall, promptly upon receipt of the redemption price or purchase price, deliver the Global Note to the Trustee (i) and request the Trustee to endorse on such Global Note to reflect the reduction in the principal amount of such Global Note as a result of such redemption or purchase or (ii) in exchange for a Global Note with a principal amount that represents only the portion of such Global Note not so redeemed or purchased. The redemption price or purchase price in connection with the redemption of a portion of such Global Note shall be equal to the amount received by the Book-Entry Depositary in respect of the aggregate principal amount at maturity of the Notes so redeemed or repurchased.

          (b) Pursuant to Article 2 of the Indenture, upon written notice from the Trustee to the Book-Entry Depositary of an increase or decrease in the aggregate principal amount of the Global Note, the Book-Entry Depositary shall enter or cause to be entered in the Book-Entry Register a corresponding increase or decrease in the aggregate principal amount of the Depositary Interest corresponding to such Global Note and shall notify the Depositary of such change.

     SECTION 2.09. Record Date. Whenever any payment is to be made in respect of the Global Note or the Book-Entry Depositary shall receive written notice of any action to be taken

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

by the Depositary, or whenever the Book-Entry Depositary otherwise deems it appropriate in respect of any other matter, the Book-Entry Depositary shall fix a record date for the determination of the holders of the Depositary Interests who shall be entitled to receive payment in respect of the Depositary Interests or to take any such action or to act in respect of any such matter and such record date shall be unless otherwise impracticable the record date as would be set under the Indenture if such securities were Registered Notes. Subject to the provisions of this Agreement, only the Depositary which is registered on the Book-Entry Register at the close of business on such record date shall be entitled to receive any such payment, to give instructions as to such action or to act in respect of any such matter.

     The Depositary shall be entitled to rely on such record date as the date of determination for purposes of further distribution of the payments disbursed, and so long as DTC or its nominee is the Depositary, such record date applicable to the Depositary shall comply with the requirements of the Letter of Representations.

     SECTION 2.10. Action in Respect of the Depositary Interests. (a) As soon as practicable after receipt by the Book-Entry Depositary of written notice from the Issuer of any solicitation of consents or request for a waiver or other action by the Depositary under this Agreement or the Indenture, the Book-Entry Depositary shall mail to the Depositary a notice containing (i) such information as is contained in such notice, (ii) a statement that the holder of the Depositary Interest at the close of business on a specified record date (established in accordance with Section 2.09 hereof) will be entitled, subject to the provisions of or governing the Global Note and the Depositary Interest, to instruct the Book-Entry Depositary as to the consent, waiver or other action, if any, pertaining to the Global Note and (iii) a statement as to the manner in which such instructions may be given. Upon the written request of the Depositary received on or before the date established by the Book-Entry Depositary for such purpose, the Book-Entry Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing the Global Note and the Depositary Interest to take such action regarding the requested consent, waiver or other action in respect of the Global Note in accordance with any instructions set forth in such request. The Book-Entry Depositary shall not itself exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of the Global Note and, as holder of the Global Note, the Book-Entry Depositary promptly shall give such consents or waivers and direct such action to be taken with respect to the Global Note as the Depositary had given or had taken.

          (b) As soon as practicable after receipt by the Book-Entry Depositary of a Change of Control Offer or Net Proceeds Offer with respect to the Global Note, the Book-Entry Depositary shall mail to the Depositary a notice containing
(i) such information as is contained in such notice, (ii) a statement that the holder of the Depositary Interest at the close of business on a specified record date (established in accordance with Section 2.09 hereof) will be entitled, subject to the provisions of or governing the Global Note and the Depositary Interest, to elect to have all or any portion of their interest in the Global Note represented by the Depositary Interest repurchased in accordance with such Change of Control Offer or Net Proceeds Offer and (iii) such documentation provided by the Issuer as is necessary for the Depositary to elect to have all or any portion of the Depositary Interest repurchased pursuant to such Change of Control Offer or Net Proceeds Offer. So long as DTC or its nominee is acting as Depositary, such notice shall also comply with the Letter of Representations. Upon receipt of elections relating to such

Change of Control Offer or Net Proceeds Offer from the Depositary received on or before the date established by the Issuer for such purpose, the Book-Entry Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing the Depositary Interest and the Global Note to tender the Global Note or portions thereof requested to be tendered by the Depositary for repurchase in accordance with such Change of Control Offer or Net Proceeds Offer. The Book-Entry Depositary shall not itself exercise any discretion in the tender of any Global Note pursuant to a Change of Control Offer or Net Proceeds Offer.

          (c) As soon as practicable after receipt by the Book-Entry Depositary of any notice of redemption with respect to the Global Note pursuant to Article 2 of the Indenture, the Book-Entry Depositary shall mail to the Depositary a notice containing (i) such information as is contained in such notice and (ii) a statement that the Depositary Interest must be surrendered to the Paying Agent in order to collect the Redemption Price. So long as DTC or its nominee is acting as Depositary, such notice shall also comply with the Letter of Representations.

          (d) The Depositary may direct the Book-Entry Depositary in writing to direct the Trustee as to the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Global Note or exercising any power conferred on the Trustee and the Book-Entry Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing the Global Note and the Depositary Interest to direct the Trustee to take such action. However, the Book-Entry Depositary may refuse to follow any direction that conflicts with law, the Indenture or this Agreement, that may involve the Book-Entry Depositary in personal liability.

     SECTION 2.11. Changes Affecting the Global Note. Upon any reclassification of the Global Note, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which the Issuer is a party, any securities that shall be received by the Book-Entry Depositary in exchange for or in respect of the Global Note shall be treated as a new Global Note under this Agreement and the Depositary Interest shall thenceforth represent such new securities so received; provided, however, that any security issued in exchange for or in respect of the Global Note under such circumstances shall not be deemed to be a new security if the Issuer delivers to the Book-Entry Depositary an Opinion of Counsel, to the effect that the recapitalization, reorganization, merger or consolidation or sale of assets, as appropriate, did not result in the creation of a security materially different from that represented by such Global Note.

     SECTION 2.12. Surrender of the Global Note. In the event of the redemption, payment or purchase in full of all the Notes represented by the Global Note, then the Global Note shall become void and the Book-Entry Depositary shall surrender such Global Note to the Trustee for cancellation. In the event of a partial redemption of the Notes represented by the Global Note, the Book-Entry Depositary shall comply with the requirements of Section 2.08 hereof.

     SECTION 2.13. Reports. The Book-Entry Depositary shall promptly send to the Depositary any notices, reports and other communications received from the Issuer that are received by the Book-Entry Depositary as holder of the Global Note.

     SECTION 2.14. Additional Amounts. All payments made by the Book-Entry Depositary pursuant to this Agreement shall be made without deduction or withholding for, or on

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

account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or any authority having power to tax therein (each a "U.K. Tax Authority"), unless the withholding or deduction of such Taxes is then required by law. If any such deduction or withholding shall at any time be required on any distributions in respect of the Depositary Interest by the Book-Entry Depositary to the holder of the Depositary Interest (the "Holder") of any payments in respect of principal, redemption price, interest, liquidated damages or premium on the Global Note, the Book-Entry Depositary agrees that it shall pay or cause to be paid such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holder, after such deduction or withholding, shall equal the amounts specified in the Indenture to which the Holder is entitled (subject to the limitations contained in the Indenture, such limitations to be applied for these purposes by treating the owner of any interest in the Depositary Interest as a holder or beneficial owner for purposes of the Indenture). Notwithstanding anything to the contrary provided above, the Book-Entry Depositary shall pay or cause to be paid any Additional Amounts only out of funds that shall be received by it from the Issuer for that purpose.

     At least 10 days prior to the first date on which payment of principal, and premium (if any) on the Depositary Interest is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Issuer will furnish the Book-Entry Depositary with an Officers' Certificate instructing the Book-Entry Depositary whether such payment of principal, and premium (if any), on the Depositary Interest shall be made to the Holder without withholding for or on account of any tax, assessment or other governmental charge. If any such withholding shall be required, then such Officers' Certificate shall specify the amount required to be withheld on such payments to the Holder and certify that the Issuer has paid or shall pay such amounts withheld to the appropriate governmental authority or authorities. The Book-Entry Depositary shall have no responsibility for determining whether the Holder or any owner of a Book-Entry Interest is entitled to the payment of Additional Amounts in accordance with the preceding paragraph, but shall be entitled to rely conclusively for this purpose on an Officers' Certificate or on certifications from the Depositary, which need only specify the amount of Additional Amounts payable to the Holder, net of amounts to which the Holder or any owner of a Book-Entry Interest is not entitled in accordance with the preceding paragraph. The Issuer shall indemnify the Book-Entry Depositary for, and hold it harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any Officers' Certificate furnished to it pursuant to this Section 2.14.

                                  ARTICLE III
                           The Book-Entry Depositary
                           -------------------------

     SECTION 3.01. Certain Duties and Responsibilities. (a) The Book-Entry Depositary undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and shall not be deemed a fiduciary of the Depositary or any beneficial owner of a Depositary Interest.

          (b) No provision of this Agreement shall be construed to relieve the Book-Entry Depositary from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own bad faith or willful misconduct, except that:

          (1) the duties and obligations of the Book-Entry Depositary with respect to the Global Note and the Depositary Interest shall be determined solely by the express provisions of this Agreement and neither the Book-Entry Depositary nor its officers, directors, employees and agents shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Book-Entry Depositary; and

          (2) in the absence of bad faith on its part, the Book-Entry Depositary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Book-Entry Depositary (including an Officers' Certificate) and conforming to the requirements of this Agreement.

          (c) The Book-Entry Depositary shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Book-Entry Depositary, unless it shall be proved that the Book-Entry Depositary was grossly negligent in ascertaining the pertinent facts.

          (d) The Book-Entry Depositary shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Depositary pursuant to Section 2.10(d) hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary, or exercising any power conferred upon the Book-Entry Depositary, under this Agreement.

          (e) No provision of this Agreement will require the Book-Entry Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Book-Entry Depositary shall be subject to the provisions of this Article III.

          (g) The Book-Entry Depositary owes no fiduciary duties to any person by virtue of this Agreement except as expressly set forth herein.

     SECTION 3.02. Notice of Default. The Book-Entry Depositary shall promptly after being notified of an Event of Default by the Trustee, transmit by mail to the Depositary in the manner provided in Section 4.02, notice of such Event of Default, unless such Event of Default shall have been cured or waived.

     SECTION 3.03. Certain Rights of Book-Entry Depositary. Subject to the provisions of Section 3.01 hereof:

          (a) the Book-Entry Depositary may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security, or other paper or document delivered to it in accordance with the terms of this Agreement and believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Issuer may be sufficiently evidenced by a Board Resolution;

          (c) the Book-Entry Depositary may consult with counsel and the advice of such counsel confirmed in writing or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

          (d) the Book-Entry Depositary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document;

          (e) the Book-Entry Depositary may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Book-Entry Depositary shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care;

          (f) the Book-Entry Depositary shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of the Depositary pursuant to this Agreement, unless the Depositary shall have offered or caused to be offered to the Book-Entry Depositary security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction, provided that such request, order or direction shall not expose the Book-Entry Depositary to personal liability ;

          (g) the Book-Entry Depositary shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement;

          (h) whenever in the administration of its duties under this Agreement the Book-Entry Depositary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Book-Entry Depositary, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Book-Entry Depositary, and such certificate, in the absence of negligence or bad faith on the part of the Book-Entry Depositary, shall be full warrant to the Book-Entry Depositary for any action taken, suffered or omitted by it under the provisions of the Agreement, upon the faith thereof; and

          (i) payments in respect of the Depositary Interest will only be made to the extent of any amounts actually received by the Book-Entry Depositary from the Global Note represented by such Depositary Interest. The Book-Entry Depositary shall not have any liability for the calculation, timing or appropriateness of any payment to be made in respect of the Global Note and the Issuer shall have sole liability therefor. The Book-Entry Depositary may own and deal in any class of securities of the Issuer and its affiliates and in the Notes or the Depositary Interest. The Book-Entry Depositary shall not have any duty or responsibility in case of any default by the Issuer in the performance of its covenants or agreements contained in any of the Notes or in the case of receipt of any written demand from the holder of the Depositary Interest with respect to such default except for contacting the Trustee to forward any notice or demand from the holder of the Depositary Interest to the Trustee.

     SECTION 3.04. Not Responsible for Recitals or Issuance of Notes. The Book-Entry Depositary assumes no responsibility for the correctness of any recitals contained in the Indenture or in the Notes. The Book-Entry Depositary makes no representation and has no liability as to (i) the validity or sufficiency of the Indenture or of the Notes, (ii) the sufficiency of this Agreement, (iii) the validity, with respect to the Issuer, of this Agreement or
(iv) the performance and observance by the Issuer and the Trustee of their respective obligations in respect of the Notes. The Book-Entry Depositary shall not be accountable for the use or application by the Issuer of the proceeds with respect to the Notes.

     SECTION 3.05. Money Held in Trust. Money held by the Book-Entry Depositary in trust hereunder need not be segregated from other funds held by the Book-Entry Depositary, except to the extent required by law. The Book-Entry Depositary shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed in writing with the Issuer. Any interest accrued on funds deposited with the Book-Entry Depositary under this Agreement shall be paid to the Issuer from time to time and the Depositary shall have no claim to any such interest.

     SECTION 3.06.  Compensation and Reimbursement.  The Issuer agrees:

          (a) to pay to the Book-Entry Depositary from time to time compensation agreed in writing for all services rendered by it hereunder (including reasonable compensation for services of its agents and counsel (plus expenses and disbursements relating thereto));

          (b) to reimburse the Book-Entry Depositary upon its request for all reasonable expenses, disbursements and advances incurred or made by the Book-Entry Depositary in accordance with any provision of this Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance that may be attributable to its gross negligence or willful misconduct; and

          (c) to indemnify the Book-Entry Depositary for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The obligations of the Issuer under this Section to compensate and indemnify the Book-Entry Depositary and to pay or reimburse the Book-Entry Depositary for reasonable expenses, disbursements and advances shall survive the termination of this Agreement or the earlier of the resignation or removal of the Book-Entry Depositary. Such obligations shall be a senior claim to that of the Notes and Depositary Interests upon all property and funds held or collected by the Book-Entry Depositary as such, except funds held in trust for the benefit of the holders of the Notes.

     SECTION 3.07. Book-Entry Depositary Required; Eligibility. At all times when there is a Book-Entry Depositary hereunder, such Book-Entry Depositary shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, having, together with its parent, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal, state or District of Columbia authority, willing to act on reasonable terms. Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Book-Entry Depositary shall have executed the Letter of Representations to DTC acceptable in form and substance to DTC and the Issuer with respect to the Depositary Interest. The Book-Entry Depositary hereunder shall at all times be the Trustee under the Indenture, unless the Issuer receives an Opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Book-Entry Depositary shall cease to be eligible to act as Book-Entry Depositary in accordance with the provisions of this Section 3.07, it shall resign pursuant to
Section 3.08 hereof with the effect hereinafter specified in this Article III.

     SECTION 3.08. Resignation and Removal, Appointment of Successor. (a) No resignation or removal of the Book-Entry Depositary and no appointment of a successor Book-Entry Depositary pursuant to this Article shall become effective until (i) the approval in writing of a successor Book-Entry Depositary by the Issuer and the acceptance of the appointment by such successor Book-Entry Depositary in accordance with the applicable requirements of Section 3.09 hereof or (ii) the issuance of Registered Notes in accordance with Section 2.04 hereof and the Indenture. If a Book-Entry Depositary resigns, it shall not be relieved of any responsibility for its acts or omissions hereunder solely by virtue of such resignation.

          (b) The Book-Entry Depositary may resign all of its rights and duties with respect to the Global Notes and the Depositary Interests by giving written notice thereof to the Issuer and the Depositary in accordance with Sections 4.01 and 4.02 hereof. The Book-Entry Depositary may be removed at any time upon 30 days' notice by the filing with it of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Book-Entry Depositary or the approval by the Issuer required by Section 3.09 hereof shall not have been delivered to the Book-Entry Depositary within 30 days after the giving of such notice of resignation, the resigning Book-Entry Depositary may petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary.

          (c)  If at any time:

          (1)  the Book-Entry Depositary shall cease to be eligible under
     Section 3.07 hereof or shall cease to be eligible as Trustee under the Indenture, and shall fail to resign after written request therefor by the Issuer or the Depositary, or

          (2) the Book-Entry Depositary shall become incapable of acting with respect to the Global Note and the Depositary Interest, or shall be adjudged bankrupt or insolvent, or a receiver or liquidator of the Book-Entry Depositary or its property shall be appointed or any public officer shall take charge or control of the Book-Entry Depositary or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by Board Resolution, may remove the Book-Entry Depositary and appoint a successor Book-Entry Depositary and (ii) if the Issuer does not remove the Book-Entry Depositary and appoint a successor pursuant to clause (i), the Depositary, upon the direction of holders of at least a majority of the total aggregate principal amount of the Book-Entry Interests outstanding, may petition any court of competent jurisdiction for the removal of the Book-Entry Depositary with respect to the Global Note and the Depositary Interest and the appointment of a successor Book-Entry Depositary or Book-Entry Depositaries unless Registered Notes have been issued in accordance with the Indenture. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Book-Entry Depositary with respect to the Global Note and the Depositary Interest and appoint a successor Book-Entry Depositary for the Global Note and the Depositary Interest.

          (d) If the Book-Entry Depositary shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Book-Entry Depositary for any cause, the Issuer, by Board Resolution, shall promptly appoint a successor Book-Entry Depositary (other than the Issuer) and shall comply with the applicable requirements of Section 3.09 hereof. If no successor Book-Entry Depositary with respect to the Notes shall have been so appointed by the Issuer and accepted appointment in the manner required by Section 3.09, the Depositary, upon direction of holders of at least a majority of the total aggregate principal amount of Book-Entry Interests outstanding, may petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary unless Registered Notes have been issued in accordance with the Indenture and Section 2.04 hereof.

          (e) The Issuer shall give, or shall cause such successor Book-Entry Depositary to give, notice of each resignation and each removal of a Book-Entry Depositary and each appointment of a successor Book-Entry Depositary to the Depositary in accordance with Section 4.02 hereof. Each notice shall include the name of the successor Book-Entry Depositary and the address of its Corporate Trust Office.

     SECTION 3.09. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Book-Entry Depositary, every such successor Book-Entry Depositary so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Book-Entry Depositary an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Book-Entry Depositary shall become effective and such successor Book-Entry Depositary, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Book-Entry Depositary, with like effect as if originally named as Book-Entry Depositary hereunder; but, on the request of the Issuer or the successor Book-Entry Depositary, such retiring Book-Entry Depositary shall, upon payment of all amounts due and payable to it pursuant to Section 3.06 hereof, execute and deliver an instrument transferring to such successor Book-Entry Depositary all the rights and powers of the retiring Book-Entry Depositary and shall duly assign, transfer and deliver to such successor Book-Entry Depositary all property and money held by such retiring Book-Entry Depositary hereunder. Any retiring Book-Entry Depositary shall, nonetheless, retain a prior claim upon all property or funds held or collected by such Book-Entry Depositary to secure any amounts then due it pursuant to Section 3.06 hereof.

          (b) Upon request of any such successor Book-Entry Depositary, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Book-Entry Depositary all such rights, powers and agencies referred to in paragraph (a) of this Section 3.09.

          (c) No successor Book-Entry Depositary shall accept its appointment unless at the time of such acceptance such successor Book-Entry Depositary shall be eligible to serve as such under this Article III.

          (d) Upon acceptance of appointment by any successor Book-Entry Depositary as provided in this Section, the Issuer shall give notice thereof to the Depositary in accordance with Section 4.02 hereof. If the acceptance of appointment is substantially contemporaneous with the resignation of the Book-Entry Depositary, then the notice called for by the preceding sentence may be combined with the notice called for by Section 3.08 hereof. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Book-Entry Depositary, the successor Book-Entry Depositary shall cause such notice to be given at the expense of the Issuer.

     SECTION 3.10. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Book-Entry Depositary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Book-Entry Depositary shall be a party, or any corporation succeeding to all or substantially all the agency business of the Book-Entry Depositary, shall be the successor of the Book-Entry Depositary hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; so long as such corporation shall be otherwise eligible to serve as Book-Entry Depositary under this Article III.

     SECTION 3.11. Compliance with Letter of Representations. As long as DTC or its nominee is the Depositary, the Book-Entry Depositary shall comply with all of its covenants made to DTC in the Letter of Representations, and any successor Book-Entry Depositary shall comply with all covenants made to DTC in a similar letter of representations in form and substance acceptable to DTC and the Issuer.

                                  ARTICLE IV
                           Miscellaneous Provisions
                           ------------------------

     SECTION 4.01. Notices to Book-Entry Depositary or Issuer. Any request, demand, authorization, direction, notice, consent, or waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

          (a) the Book-Entry Depositary by the Depositary, by the Trustee or by the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, by overnight delivery or certified mail, postage prepaid, to the Book-Entry Depositary at the following address:

          HSBC Bank USA
          Issuer Services
          452 Fifth Avenue
          New York, New York  10018
          Attention:  Frank J. Godino
          Telephone:  (212) 525-1316
          Facsimile:  (212) 525-1300

or at any other address furnished in writing by the Book-Entry Depositary to the Depositary, the Trustee and the Issuer; or

          (b) the Issuer by the Book-Entry Depositary or by the Depositary shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, by overnight delivery or first-class postage prepaid, to the following address:

          Danka Business Systems PLC
          11201 Danka Circle North
          St. Petersburg, FL  33716
          Attention:  General Counsel
          Telephone:  (727) 576-6003
          Facsimile:  (727) 577-2880

     with a copy to:

          Jonathan Baird
          Altheimer & Gray
          10 South Wacker Drive
          Chicago, IL  60606
          Telephone:  (312) 715-4000
          Facsimile:  (312) 715-4800

or at any other addresses furnished in writing to the Book-Entry Depositary by the Issuer. Any communication sent pursuant to this Section 4.01 shall be deemed given when delivered, if personally delivered or sent by overnight delivery and three days after deposit in the U.S. mail, if sent by certified mail.

     SECTION 4.02. Notice to the Depositary. Where this Agreement provides for notice to the Depositary of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or as provided in the Letter of Representations) if in writing and mailed, first-class postage prepaid, to the Depositary at the address that the Depositary has notified in writing to the Book-Entry Depositary, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice

     SECTION 4.03. Waiver of Notice. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail as required by Section 4.02, such notification as shall be made with the approval of the Book-Entry Depositary shall constitute a sufficient notification for every purpose hereunder. Waivers of notice by the Depositary shall be filed with the Book-Entry Depositary, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     SECTION 4.04. Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 4.05. Successors and Assigns. All covenants and agreements in this Agreement and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.

     SECTION 4.06. Separability Clause. In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

     SECTION 4.07. Benefits of Agreement. Nothing in this Agreement, the Notes, or the Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement. By the acceptance of the Depositary Interest, the Depositary shall be party to this Agreement and shall be bound by all of the terms and conditions hereof and of the Indenture, the Global Note and the Notes.

     SECTION 4.08. GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 4.09. Jurisdiction. The Issuer agrees that any legal suit, action or proceeding against the Issuer brought by the Depositary or the Book-Entry Depositary arising out of or based upon this Agreement may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer has appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent (together with any successor, the "Authorized Agent") upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, by the Depositary or the Book-Entry Depositary and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such action. The Issuer represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Book-Entry Depositary in any competent court in England.

     SECTION 4.10. Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto, each of which, when so executed and delivered, shall be deemed an original, but all of which shall together constitute one and the same instrument.

     SECTION 4.11. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Book-Entry Depositary for inspection by the Depositary.

     SECTION 4.12. Termination. This Agreement shall cease to be of further effect when (i) the Indenture has been satisfied and discharged pursuant to the provisions thereof or Registered Notes have been issued and the Global Note has been canceled in accordance with the provisions of the Indenture, (ii) the Issuer has paid or caused to be paid all sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Book-Entry Depositary an Officers' Certificate, stating that all conditions precedent provided herein relating to the termination of this Agreement have been complied with.

     SECTION 4.13. Amendments. The Issuer and the Book-Entry Depositary may amend this Agreement without the consent of the Depositary:

          (a) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of the Indenture, provided that such other provision shall not adversely affect the rights of the Depositary or any holder of Book-Entry Interests;

          (b) to evidence the succession of another person to the Issuer (when a similar amendment with respect to the Indenture is being executed) and the assumption by any such successor of the covenants of the Issuer herein;

          (c)  to evidence or provide for a successor Book-Entry Depositary;

          (d) to add to the covenants of the Issuer or the Book-Entry Depositary; or

          (e) to comply with the United States federal and United Kingdom securities laws.

          No amendment may be made to this Agreement that adversely affects the Depositary without the consent of the Depositary and no amendment may be made to this Agreement that adversely affects the holders of Book-Entry Interests without the consent of a majority of the aggregate principal amount of Book-Entry Interests outstanding.

     SECTION 4.14. Book-Entry Depositary To Sign Amendments. The Book-Entry Depositary shall sign any amendment authorized pursuant to Section 4.13 hereof if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Book-Entry Depositary. If it does, the Book-Entry Depositary may but need not sign it. In signing such amendment the Book-Entry Depositary shall be entitled to receive indemnity satisfactory to it and to receive, and shall be fully protected in relying upon an Officers' Certificate in form and substance satisfactory to it (which need only cover the matters set forth in clauses (a) and (b) below) and an Opinion of Counsel to the effect that:

          (a)  such amendment is authorized or permitted by this Agreement;

          (b) the Issuer has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action;

          (c) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Agreement, (ii) the Memorandum of Association or Articles of Association of the Issuer, (iii) any law or regulation applicable to the Issuer, (iv) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Issuer or (v) any material agreement or instrument to which the Issuer is subject; and

          (d) such amendment has been duly and validly executed and delivered by the Issuer, and this Agreement together with such amendment constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                    DANKA BUSINESS SYSTEMS PLC

                                    By:
                                        -----------------------------
                                        Name:
                                        Title:


                                    HSBC BANK USA

                                    By:
                                        -----------------------------
                                        Name:
                                        Title: